Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Dale W. Hilpert, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Williams-Sonoma, Incorporated, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of Williams-Sonoma, Incorporated

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the Annual Report on Form 10-K for the fiscal year ended February 3, 2002 of Williams-Sonoma, Incorporated;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Williams-Sonoma, Incorporated filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ DALE W. HILPERT Dale W. Hilpert Chief Executive Officer August 13, 2002	Subscribed and sworn to before me this 13th day of August 2002. /s/ ANGELA C. LEE Notary Public

My Commission Expires:

{NOTARY PUBLIC SEAL}
ANGELA C. LEE
COMMISSION #1219706
NOTARY PUBLIC - CALIFORNIA
SAN FRANCISCO COUNTY
MY COMM. EXPIRES MAY 16, 2003